UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03     Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2024, the compensation committee of the board of directors of Sonder Holdings Inc. (the “Company”) approved an increase in the base salary of Martin Picard, the Chief Real Estate Officer of the Company, from CA$480,000 (US$355,536) per year to CA$648,068 (US$480,000) per year.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 1, 2024, the Company filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect an increase in the number of authorized shares (the “Authorized Shares Increase”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), effective as of 4:01 p.m., Eastern Time, on October 1, 2024 (the “Effective Time”).

The Company’s stockholders approved the Authorized Shares Increase at a Special Meeting of Stockholders held on September 30, 2024. Additional information about the stockholder vote is provided under Item 5.07 of this report below.

As of the Effective Time, the Company’s total number of authorized shares of all classes of capital stock will be increased from 272,000,000 to 401,809,144. The number of authorized shares of Common Stock will increase from 20,000,000 shares to 149,809,144 shares. The number of authorized shares of special voting common stock will remain unchanged, with 2,000,000 shares authorized. The number of authorized shares of preferred stock will remain unchanged with 250,000,000 shares authorized.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

On September 30, 2024, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 6,741,938 (or 58.19%) of the Company’s issued and outstanding shares of common stock, including special voting common stock, held of record as of August 19, 2024, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum for the transaction of business at the Special Meeting.

The Company’s stockholders voted on the following proposals at the Special Meeting, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on September 9, 2024. The final vote tabulation for each proposal is set forth below.

1.To approve, for purposes of complying with Nasdaq Listing Rules 5635(b), (c) and (d), the issuance of shares of our common stock issuable upon conversion of our shares of Series A Convertible Preferred Stock.

The proposal was approved as set forth below:

For	Against	Abstain

6,614,549	94,194	33,195

2.To approve an amendment to the Company’s amended and restated certificate of incorporation, as amended, to increase the Company’s authorized shares of capital stock from 272,000,000 shares to 401,809,144 shares, consisting of (a) (i) 149,809,144 shares of common stock, and (ii) 2,000,000 shares of special voting common stock, and (b) 250,000,000 shares of preferred stock.

The proposal was approved as set forth below:

For	Against	Abstain

6,551,160	141,602	49,176

Item 7.01     Regulation FD Disclosure

On October 1, 2024, the Company issued a press release announcing the approval of each proposal. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent such other filing specifically incorporates such information by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Sonder Holdings Inc.
99.1	Press Release Dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: October 1, 2024	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer